                   SCHEDULE 14A-INFORMATION REQUIRED IN PROXY

                                    STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2)
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

Payment of Filing Fee (Check the appropriate box):
/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     ...........................................................................

     2) Aggregate number of securities to which transaction applies:

     ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................

     4) Proposed maximum aggregate value of transaction:

     ...........................................................................

     5) Total fee paid:

     ...........................................................................

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ...........................................................................

     2)  Form, Schedule or Registration Statement No.:

     ...........................................................................

     3)  Filing Party:

     ...........................................................................

     4)  Date Filed:

     ...........................................................................

                               [GRAPHIC OMITTED]

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               12400 Hwy 281 North
                            San Antonio, Texas 78216

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 2000
--------------------------------------------------------------------------------

To the Shareholders of National Bancshares Corporation of Texas:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of National Bancshares Corporation of Texas, a Texas corporation, will be held at the Corporate Headquarters, 12400 Hwy 281 North, San Antonio, Texas 78216 on Friday, May 19, 2000 at 10:30 a.m. for the following purposes:

     (1) To elect five directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     (2)  To approve certain amendments to the 1995 Stock Plan;

     (3)  To approve the appointment of auditors for the 2000 fiscal year; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 19, 2000 will be entitled to vote at the Annual Meeting or any adjournment thereof.

     Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your vote is counted, whether or not you are able to attend.

                                      By order of the Board of Directors,

                                      Marvin E. Melson
                                      President and Secretary

April 19, 2000

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHICH ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

--------------------------------------------------------------------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 2000
--------------------------------------------------------------------------------

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation of Texas, a Texas corporation (the "Company"), to be used at the 2000 Annual Meeting of Shareholders on Friday, May 19, 2000, at 10:30 a.m., or at any adjournments thereof (the "Meeting"). This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about April 21, 2000.

     The Company's Annual Report to Shareholders for the year ended December 31, 1999 is being furnished with this Proxy Statement to the shareholders of record on April 19, 2000. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

                               VOTING AND PROXIES

     Only holders of record of the Company's Common Stock, par value $.001 (the "Common Stock"), at the close of business on April 19, 2000, will be entitled to vote at the Meeting. There were 4,127,334 shares of Common Stock outstanding on the record date, each entitled to one vote. A majority of the shares outstanding will constitute a quorum at the Meeting.

     All shares represented by proxies will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without any direction given, such shares will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. Any shareholder giving a proxy may revoke it at any time before the proxy is voted by either (a) giving written notice of revocation to the Secretary of the Company, (b) by submitting a later-dated proxy, or (c) by attending the Meeting and voting in person.

     The election of each nominee for director requires a plurality of the votes cast. The affirmative vote of a majority of the shares present and voting at the Meeting in person or by proxy is required for approval of the appointment of auditors. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast on any matter.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The bylaws of the Company provide for a Board of Directors of five members. All of the current directors have been nominated by the Board of Directors for re-election to serve until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The current directors are Jay
H. Lustig, Marvin E. Melson, H. Gary Blankenship, John W. Lettunich, and Charles
T. Meeks. The Board of Directors recommends a vote FOR such nominees.

         The nominees named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the above mentioned nominees for election as directors, unless otherwise specified. Such nominees have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, the persons named as proxies may vote for another person in the place of such nominee according to their best judgment and in the interest of the Company.

     The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

NOMINEES FOR ELECTION

     JAY H. LUSTIG, Mr. Lustig, age 45, has been Chairman of the Board of the Company since May 1992. Mr. Lustig has been the Chairman of the Board and CEO of NBI, Inc., a publicly traded holding company, since 1993. Mr. Lustig has been a member of the Board of Directors of Sightsound.com, Inc. since 1996. In May 1995, Mr. Lustig became President of Equibond, Inc., an investment firm based in Santa Monica, California. From September 1988 to May 1995, Mr. Lustig had been associated with Drake Capital Securities, Inc., an NASD member, via J.H.L. Holdings, Inc., a personally owned investment holding company.

     MARVIN E. MELSON, age 64, has been a Director, Chief Executive Officer, President, and Secretary of the Company since May 1992; Chairman of the Board of NBC-Laredo and a Director of NBC-Eagle Pass and NBC-Rockdale since May 1992; President of NBC-Laredo from August 1993 to March 1998; and Director of NBC-Luling since September 1996. Mr. Melson served as Executive Vice President and Commercial Loan Officer at Laredo National Bank, Laredo, Texas, from August 1989 to May 1992. From March 1981 to August 1989, Mr. Melson served as Chairman of the Board and President of NBC-Laredo.

     H. GARY BLANKENSHIP, age 59, has been a Director of the Company since May 1992. Mr. Blankenship has been Chairman of Greater Southwest Bancshares, Inc., and its subsidiary, Bank of the West, Irving, Texas, since 1986 (neither of which entities are affiliated with the Company).

     JOHN W. LETTUNICH, age 70, has been a Director of the Company since March 1995, and has been Chairman of the Board of NBC-Eagle Pass since January 1997. Mr. Lettunich was Chairman of the Board, President and CEO of NBC-Eagle Pass from 1989 to January 1997.

     CHARLES T. MEEKS, age 65, has been a Director of the Company since March 1995. Since July 1994, Mr. Meeks has been the principal of the Charles T. Meeks Company, a bank consulting firm. Mr. Meeks was Senior Vice President, Alex Sheshunoff Management Services, Inc., from February 1989 to June 1994. Mr. Meeks is also Chairman of the Board of Texline State Bank in Texline, Texas (which is not affiliated with the Company).

     No family relationships exist among the executive officers and directors of the Company.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

MEETINGS AND COMPENSATION OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors held five meetings. During the fiscal year ended December 31, 1999, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director, and (ii) the total number of meetings held by all committees on the Board of Directors on which he has served.

     Each outside director receives $1,500 for attending each meeting of the Board of Directors of the Company and is eligible to participate in certain of the Company's stock option plans. The Company also pays a fee of $500 per outside director for participation in any meetings of a committee to which he has been appointed if the committee meeting is scheduled on a different day than the board meeting.

AUDIT COMMITTEE. The Audit Committee of the Board of Directors, which currently consists of H. Gary Blankenship, John Lettunich, and Charles T. Meeks met four times during the 1999 fiscal year. The functions of the Audit Committee are to recommend the selection of independent accountants, review and recommend approval of annual audited financial statements, review significant changes in accounting policies and procedures and to monitor the internal audit reports for the Company and each of its subsidiaries. In addition, the Audit Committee reviews the adequacy of internal controls and record-keeping systems, reviews compliance with applicable regulations and policies (including environmental regulations and policies on insider trading), and monitors litigation, fraud, and conflict of interest and their potential impact on financial results.

COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors currently consists of Jay H. Lustig, H. Gary Blankenship and Charles T. Meeks. The Compensation Committee met two (2) times during the 1999 fiscal year. The functions of the Compensation Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Compensation Committee also administers the employee benefit plans of the Company, including the Company's 1995 Stock Plan ("the 1995 Plan"). No officer of the Company is a member of the Compensation Committee.

NOMINATING COMMITTEE. The Board of Directors acts as the Company's Nominating Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Subsidiary Banks, from time to time, have entered into transactions with their respective directors, executive officers, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1999, was $6,774,000. None of such transactions have been entered into with the Company's Chairman of the Board, Mr. Lustig or directors, Messrs. Blankenship, or Lettunich in 1999. During the year ended December 31, 1999, new loans to such related parties amounted to $2,643,000, and repayments amounted to $2,671,000. During fiscal year 1999, Mr. Meeks was indebted to a Subsidiary Bank in connection with a real estate mortgage loan at a high of $211,000, of which $202,000 was outstanding at year end. During fiscal year 1999, Mr. Melson was indebted to a Subsidiary Bank in connection with a real estate mortgage loan at a high of $237,000 of which $203,000 was outstanding at year end. During fiscal year 1999, Anne Renfroe, the Chief Financial Officer of the Company, was indebted to a Subsidiary Bank in connection with a real estate mortgage loan at a high of $177,000 of which $174,500 was outstanding at year end.

     During 1999, the Company utilized a stock brokerage firm, which is 100 percent owned by Mr. Lustig, to execute certain transactions on its behalf. Net revenues earned by the brokerage firm related to investment transactions by the Company in 1999 totaled $7,128 on purchase and sale transactions of $4,173,014. The Company uses an unrelated company to act as custodian and clearing firm for its investment assets.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the year ended December 31, 1999, all Section 16(a) filing requirements were satisfied.

                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of March 1, 2000, as to shares of Common Stock beneficially owned by (i) each director of the Company,
(ii) the directors and executive officers of the Company as a group, and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individual or entities, as the case may be.


                                                                                     SHARES          % OF TOTAL
                                                                                  BENEFICIALLY         SHARES
                                                                                      OWNED          OUTSTANDING
                                                                                     -------         -----------

DIRECTORS, OFFICERS AND FIVE PERCENT SHAREHOLDERS (1)
-------------------------------------------------

Jay H. Lustig (2)...............................................................     219,525            5.04%

Marvin E. Melson (3)............................................................     141,431            3.25%

John W. Lettunich (3)...........................................................     70,386             1.62%

H. Gary Blankenship (4).........................................................     54,362             1.25%

Charles T. Meeks (4)............................................................     42,800             0.98%

Hakatak Enterprises, Inc., Nominee (5)..........................................     300,000            6.89%

All directors and executive officers as a group (7 persons)(6)..................     540,904           12.43%


---------------------

(1) The business address of the directors and officers of the Company is the Company's business address. The mailing address of Hakatak Enterprises, Inc. is P.O. Box 1623, Pacific Palisades, CA 90272.

(2) The number of shares beneficially owned by Mr. Lustig includes 157,125 shares of Common Stock owned of record; 22,400 shares of Common Stock owned by his wife and children; 35,600 shares in Prophecy Partners, a Delaware limited partnership (an investment partnership managed by an entity controlled by Mr. Lustig); and 4,400 shares of Common Stock options which are exercisable within 60 days of March 1, 2000.

(3) The number of shares beneficially owned by Messrs. Melson and Lettunich includes 4,800 and 7,800 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within 60 days of March 1, 2000.

(4) The number of shares beneficially owned by Messrs. Blankenship and Meeks includes 37,800 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within 60 days of March 1, 2000.

(5) Hakatak Enterprises, Inc., Nominee, holds its shares as nominees for HP Partners, a California limited partnership, Tamir Hacker, an individual, and Tamir and Teri Hacker as joint tenants. Of the shares held by Hakatak Enterprises, Inc., Nominee, 270,000 are for HP Partners, 15,000 are for Tamir Hacker and 15,000 are for Tamir and Teri Hacker.

(6) The number of shares of Common Stock beneficially owned by the directors and officers as a group includes 103,600 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days of March 1, 2000. See footnotes (2),(3) and (5) above.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is committed to maintaining compensation programs for the Company's executive officers which further the Company's mission. The Committee adheres to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies:

- Compensation levels for each element of pay should be targeted at rates that are reflective of the median levels of current market practices prevalent in comparable banking organizations. Offering market-comparable pay allows the Company to attract and maintain a stable, successful management team.

- The Company's compensation packages should strengthen the relationship between pay and performance with variable, at-risk compensation that is dependent upon the level of success in meeting specified Company and individual performance goals.

- Ownership of the Company's Common Stock by executives should be encouraged to further align executives' interests with those of shareholders and the Company and to promote a continuing focus on building profitability and shareholder value.

- Sustained superior performance by individual executives over a period of years, including actions to increase revenues, reduce expenses, enhance service and product quality, improve market share and thereby enhancing shareholder value, should be rewarded.

     In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by the Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that provision, the Compensation Committee's policy is to review the impact of section 162(m), and the requirements imposed on performance-based compensation described in the section, in the context of any qualifying compensation that may be proposed to be paid in the future.

     To preserve objectivity in the achievement of its goals, the Committee is comprised of two independent, non-employee directors and one director, Mr. Lustig, who is employed by the Company. It is the Committee's overall goal to develop compensation policies that are consistent with and linked to strategic business objectives and Company values. The Committee approves the design of, assesses the effectiveness of, and administers compensation programs in support of compensation policies. The Committee also reviews all salary arrangements and other remuneration for all executive officers of the Company and the Subsidiary Banks. The various components of the compensation programs for executive officers are discussed below.

     BASE SALARY. Base salary levels are largely determined through comparison with banking organizations of a size similar to the Company's. Surveys are utilized to establish base salaries that are within the range of those persons with similar years of experience and holding positions of comparable responsibility at other banking organizations of a size and complexity similar to the Company. Following the determination of market-based pay, each officer's individual performance, achievements, and contributions to the growth of the Company are evaluated subjectively in determining the individual's base salary. The Committee reviews the base salary of all executive officers on an annual basis.

     INCENTIVE BONUS PLAN. In March 1995, the Board of Directors of the Company adopted a Performance Compensation Plan (the "Plan") for its employees and the employees of its subsidiary Banks. The Plan is administered by the Committee. The amount of money available for distribution in the Plan is dependent upon the attainment of performance objectives which the Committee believes are important for achieving long-term shareholder value. The Presidents of the subsidiary Banks, in consultation with one or more principal officers of the respective Bank, determines the amount which will be awarded from the Plan to the employees of the Bank. The amount of the bonus available for the Presidents of the subsidiary Banks is determined by the Committee. The Plan rewards all employees based on the attainment of certain performance goals of the Company and its subsidiaries. The officers of the Company are eligible to participate at the same level as all employees in relationship to their respective base salaries. The performance goals effective for 1999 included specific goals for profits, asset quality and operational productivity. All awards under the Plan are contingent on the Company and the Subsidiaries attaining certain basic financial objectives such as return on assets.

     STOCK OPTIONS. On May 26, 1995, the Shareholders of the Company adopted the 1995 Stock Plan (the "1995 Plan"). It is the Company's philosophy that awarding stock options to executive officers of the Company and Subsidiary Banks, based upon their respective positions and contributions to the Company's overall success will help attract and retain high quality, result-oriented professionals committed to creating long-term shareholder value. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long-term. Options granted in 1997 become exercisable in one-fifth increments beginning one year from the date of the grant. The option price for shares is the fair market value of the shares on the date of the grant. The Named Executives who have received options under the 1995 Plan are, Marvin E. Melson, who has received 38,000 options, Jay H. Lustig who has received 32,000 options, and John W. Lettunich who has received 33,000 options.

1999 COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Melson serves as the President and Chief Executive Officer of the Company. Mr. Melson's 1999 base salary is governed by his employment agreement entered into by the Company and Mr. Melson in 1999, as described later in this Proxy Statement. His salary is comparable to a survey of peer group institutions. Mr. Melson participates in the incentive bonus plan at the Company level. In 1999 he earned an incentive bonus of $30,000, which is approximately 17 percent of his base salary, which is lower than the average in the survey of the peer group. The incentive bonus was based on attaining certain performance goals including return on assets and net income. Mr. Melson has the right to purchase 38,000 shares of the Company's Common Stock. He is vested in 30,800 of these shares as of December 31, 1999. Mr. Melson's option grants were based on the Company's growth and performance and was in keeping with the Committee's intent to place emphasis on long term incentives to remain with the Company which is tied directly to the success of the Company, and, correspondingly, that of the shareholders.

CONCLUSION

     The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively and that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the company for the shareholders' benefit.

     The Committee will continue to monitor the effectiveness of the company's total compensation program to meet the current needs of the Company.

                                                Jay H. Lustig, Chairman
                                                H. Gary Blankenship
                                                Charles T. Meeks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Lustig who is a member of the Compensation Committee of the Board of Directors of the Company was, during 1999, an employee of the Company. During 1999, no executive officer of the Company (i) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) was a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth summary compensation information with respect to the Company's Chairman and Chief Executive Officer, and the most highly compensated executive officers of the Company who earned over $100,000 in annual salary and bonus ("the Named Executives"), for the years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                            -------------------       ----------------------

                                                                            NUMBER OF SECURITIES
            NAME AND               FISCAL                                    UNDERLYING OPTIONS        ALL OTHER
       PRINCIPAL POSITION           YEAR          SALARY         BONUS          GRANTED (#)        COMPENSATION (1)
---------------------------------------------------------------------------------------------------------------------
Jay H. Lustig                       1999        $ 71,667       $18,000               -                     -
Chairman of the Company             1998        $ 60,000       $18,000               -                     -
                                    1997        $ 60,000       $16,250             11,000                  -

Marvin E. Melson                    1999        $173,625       $30,000               -                  $6,400
President, CEO and Director         1998        $164,000       $30,000               -                  $4,000
of the Company                      1997        $164,000       $30,000             12,000               $4,510

John W. Lettunich                   1999        $ 40,000           -                 -                  $  400
Director of the Company and         1998        $110,000       $26,000               -                  $3,675
Chairman of NBC Bank, N.A.          1997        $110,000       $26,000             7,000                $4,029


---------------------
 (1) All other compensation reflects payments by the Company to the Company's 401(k) Plan on behalf of Named Executives.

OPTION EXERCISES AND VALUATION

         The table below reports exercises of stock options by the Named Executives during fiscal year 1999 and the value of their unexercised stock options as of December 31, 1999. The stock options were granted pursuant to the Company's 1994 and 1995 Plans.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                        NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                   IN-THE-MONEY
                          SHARES                        OPTIONS AT 12/31/99                  OPTIONS AT 12/31/99
                       ACQUIRED ON       VALUE      -----------------------------     ---------------------------------
        NAME           EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE (1)
-----------------------------------------------------------------------------------------------------------------------
Jay H. Lustig               -          $   -           25,400          6,600            $188,275          $10,725

Marvin E. Melson            -              -           30,800          7,200            $232,050          $11,700

John W. Lettunich           -              -           28,800          4,200            $185,675          $ 6,825


---------------------
(1) The value of options is based on the difference between the closing sales price of $14.875 per share of Common Stock on December 31, 1999 and the exercise price of the option.

DEFERRED COMPENSATION

         No deferred compensation has been awarded to the Named Executives.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Jay H. Lustig, Marvin E. Melson and Morris D. Weiss. Mr. Lustig's agreement, effective as of June 1, 1999, provides that he shall serve, at the pleasure and direction of the Company's Board of Directors, as the Chairman of the Board of the Company. Upon the expiration of the initial three year term, the agreement shall be automatically renewed for successive periods of one year each, unless, not later than 30 days prior to the end of the initial term or any renewal term, either party has given notice that it does not wish to extend the agreement. During the term of employment, the agreement provides for an annual base salary of $80,000. Mr. Lustig is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company, and is entitled to reimbursement of all reasonable and customary expenses incurred in performing services thereunder in accordance with the Company's policies and procedures. Mr. Lustig's employment agreement also provides that in the event the Company terminates or elects not to renew the agreement other than for cause (or if the Company breaches the agreement), Mr. Lustig will receive the greater of the amount of salary for he would have otherwise received for the partial term remaining or six month's salary at the rate then in effect for such period, payable in a lump sum within 30 days of termination. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

     On February 26, 1999, Mr. Melson entered into an employment agreement with the Company. The term of this agreement is for two years, with a provision for automatic renewal for continuing one year terms unless either the Company or Mr. Melson gives prior notice of their intention not to continue with the agreement. Pursuant to the agreement, Mr. Melson is to receive an annual base salary of $175,000 to be paid by the Company. Mr. Melson is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company. Mr. Melson is, in addition, entitled to the use of a Company automobile or to reimbursement for auto rental expenses related to his employment if no Company automobile is available. If Mr. Melson is unable to perform his duties under this agreement as a result of incapacity due to physical or mental illness, Mr. Melson is entitled to receive, and not in lieu of any disability benefits, the full salary he would have otherwise received under this agreement for the partial term remaining in the then current term of this agreement plus, as a lump sum, an additional amount equal to the greater of (i) the amount of salary Mr. Melson would have otherwise received for the partial term remaining in the then current term, or (ii) six months' salary at the rate in effect for such period ("the Additional Amount"). If Mr. Melson's employment is terminated by death, the Company shall pay to Mr. Melson's legal representative or beneficiary, the full salary he would have received under this agreement for the partial term remaining in the current term of this agreement plus the Additional Amount. If Mr. Melson's employment is terminated for cause, Mr. Melson shall receive all amounts due to him through thirty days after notice of termination has been given. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

     On April 7, 1997, Mr. Weiss entered into an employment agreement with the Company to serve as General Counsel of the Company. Mr. Weiss will devote substantial but not exclusive attention to the affairs of the Company, it being understood that Mr. Weiss is simultaneously entering into consulting arrangements, with unrelated businesses and will be devoting substantial attention to such other entities as well. The term of this agreement is for three years, with a provision for automatic renewal for one year terms unless either the Company or Mr. Weiss gives prior notice, not later than 90 days prior to the initial term or renewal term, of their intention not to continue with the agreement. Pursuant to the agreement, Mr. Weiss is to receive an annual base salary of $75,000 to be paid by the Company. Mr. Weiss is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company and is entitled to reimbursement of all reasonable and customary expenses incurred in performing services thereunder in accordance with the Company's policies and procedures. Mr. Weiss' employment agreement also provides that in the event the Company terminates or elects not to renew the agreement other than for cause (if Company breaches the agreement) or if there is a change in control, Mr. Weiss will receive the greater of, the amount of salary for he would have otherwise received for the partial term remaining, six month's salary at the rate then in effect for such period, or any severance payable under the then current policy of the Company, payable in a lump sum within 30 days of termination. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

PENSION AND PROFIT SHARING PLANS

     During 1993, the Company adopted a defined contribution profit sharing plan (the "401(k) Plan") for the benefit of substantially all employees. The 401(k) Plan includes a 401(k) retirement plan feature. Employees are allowed to make contributions to the 401(k) Plan. Each subsidiary Bank's contribution to the 401(k) Plan is determined annually by that Bank's Board of Directors. Profit sharing expense for the years ended December 31, 1999 and 1998, totaled $189,391 and $140,767, respectively. Two Named Executives received contributions to the 401(k) Plan in 1999 and 1998: John W. Lettunich received $400 in 1999 and $3,675 in 1998; and Marvin E. Melson received $6,400 in 1999 and $4,000 in 1998.

                  APPROVAL OF AMENDMENT OF THE 1995 STOCK PLAN
                             (ITEM 2 ON PROXY CARD)

                     SUMMARY OF AMENDMENT TO 1995 STOCK PLAN

GENERAL

     The shareholders of the Company are being asked to approve an amendment (the "Amendment") to the National Bancshares Corporation of Texas 1995 Stock Plan (as amended, the "Plan") in order to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company authorized for issuance thereunder by 205,000 shares of Common Stock to an aggregate of 649,000 shares of Common Stock, provided that the number of shares available for issuance under the Plan plus the number of shares subject to, and issuable or issued, upon the exercise of options granted pursuant to the Company's 1994 Non-Qualified Stock Option Plan (the "1994 Plan" and the shares of Common Stock issued, or subject to options that are hereinafter issued, under the 1994 Plan is referred to herein as the "1994 Plan Shares") may not exceed 649,000. Shares of Common Stock subject to options granted under the 1994 Plan which for any reason expire or terminate unexercised would not thereafter be deemed 1994 Plan Shares and would be available for issuance under the Plan. The 1994 Plan has been terminated effective concurrent with the adoption of the Plan and no further grants of options will be made thereunder.

     The Plan was adopted by the Board of Directors of the Company on February 24, 1995 and approved by the shareholders of the Company on May 26, 1995 and a total of 214,000 shares of Common Stock (less the number of 1994 Plan Shares) were originally available for issuance under the Plan. The Plan was amended and restated by the approval of the shareholders of the Company on May 29, 1998, effectively increasing the number of shares of Common Stock authorized for issuance thereunder by 226,000 share to an aggregate of 440,000 shares of Common Stock (less the number of 1994 Plan Shares).

     The Plan is intended to provide incentives to the directors, officers, employees and consultants of the Company and any present or future subsidiaries of the Company (collectively, the "Related Corporations") and to help the Company attract and retain qualified directors, officers, employees and consultants by providing such individuals an opportunity to increase their proprietary interest in the Company by the grant of such stock awards under the terms of the Plan. The Board of Directors believes that the remaining shares under the Plan are insufficient to accomplish these purposes. Therefore, the Board of Directors is proposing to increase number of shares of Common Stock authorized for issuance under the Plan by 205,000 shares of Common Stock to an aggregate of 649,000 shares of Common Stock (less the number of 1994 Plan Shares). The Board of Directors believes that the Amendment is in the best interests of the Company and its shareholders.

     The shareholders of the Company are now being asked to approve the increase in the number of shares authorized for issuance under the Plan by 205,000 shares of Common Stock. The approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and that voted for or against or expressly abstained with respect to the Amendment.

     Set forth below is a summary of certain provisions of the Plan, incorporating the terms of the proposed amendments to the Plan adopted by the Board of Directors of the Company, and a general description of the Federal income tax rules applicable to the grant and exercise of the stock awards under the Plan. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Plan, a copy of which is available to any shareholder upon request.

SUMMARY OF THE PLAN

     GENERAL. The purpose of the Plan is to provide incentives to the directors, officers, employees and consultants of the Company and Related Corporations and to help the Company attract and retain qualified directors, officers, employees and consultants by providing such individuals an opportunity to increase their proprietary interest in the Company by the grant of such stock awards under the terms of the Plan. Any director who is not an employee of the Company (an "Outside Director") is not eligible to receive stock awards under the Plan. On April 17, 2000, the Board of Directors amended the Plan to eliminate the provision which provided that on March 1st of each year, each Outside Directors was automatically granted an option to purchase 7,000 shares of Common Stock. Any grants of options to Outside Directors in the future will be made outside of the Plan at the discretion of the Board of Directors.

     Under the Plan, officers and other employees of the Company may be awarded incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code, as may be modified or amended by the adopted regulations (the "Code"), and directors (other than Outside Directors), officers, employees and consultants of the Company and other persons or entities may be (i) granted stock options which do not qualify as ISOs, or Non-qualified Options ("NQOs" and together with ISOs, "Options") of the Company, stock awards ("Awards"), stock appreciation rights ("SARs"), and units ("Units") representing phantom shares of Common Stock, or (ii) given the right to make direct purchases of Common Stock ("Purchases" and collectively with Options, Awards, SARs, and Phantom Shares, the "Stock Rights").

     ELIGIBILITY. Subject to the terms of the Plan, the Administrators (as defined below) have full and final authority to select the directors, officers, employees and consultants of the Company who will be granted Stock Rights. As of April 17, 2000, there were approximately 270 directors, officers and employees eligible to receive Stock Rights under the Plan.

     SHARES SUBJECT TO THE PLAN. The Common Stock subject to the Stock Rights are authorized but unissued shares of Common Stock or shares reacquired by the Company. As of April 17, 2000, 444,000 shares of Common Stock were authorized for issuances pursuant to Stock Rights under the Plan (exclusive of the increase in shares subject to shareholder approval at this meeting); provided that the number of shares available for issuance under the Plan plus the number of 1994 Plan Shares may not exceed 444,000. Options to purchase 284,275 shares were outstanding under the Plan, and 89,000 shares of Common Stock had been issued upon the exercise of Options granted under the Plan, at an average exercise price of $6.25 per share. Additionally, as of April 17, 2000, there were an aggregate of 27,200 1994 Plan Shares, which consisted of outstanding options to purchase 21,900 shares, and 5,300 shares which had been issued upon the exercise of options granted under the 1994 Plan. Subject to the adjustment provisions described below and the limitations on the number of shares that may be issued under the Plan, upon the approval of the Amendment by the shareholders of the Company, as of April 17, 2000, the aggregate number of shares of Common Stock available for future grants of Stock Rights would be an aggregate of 248,525 shares, calculated as follows: (i) the 649,000 shares authorized for issuance under the Plan, MINUS (ii) the 89,000 shares issued under the Plan upon the exercise of Options, MINUS (iii) the 284,275 shares subject to outstanding Options under the Plan, MINUS (iv) 27,200 shares representing the 1994 Plan Shares. Shares of Common Stock subject to Stock Rights which for any reason expire or terminate unexercised under the Plan or the 1994 Plan, and shares which are reacquired by the Company after issuances under the Plan, may again be available for issuance under the Plan. The number of shares of Common Stock available for issuance under the Plan are subject to adjustment in the event of certain corporate transactions, including stock dividends, mergers, recapitalizations or similar events.

     ADMINISTRATION. The Plan shall be administered by the Board of Directors or a committee or subcommittee appointed by the Board of Directors (the "Committee") from among its members (collectively, the "Administrators"). Unless the Board of Directors determines otherwise, the Committee shall consist solely of not less than two members who shall each qualify as (i) a "Non-Employee Director" (as that term is defined in the rules and regulations under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and
(ii) an "outside director" (as that term is defined under Section 162(m) of the Code). Subject to the terms of the Plan, the Administrators shall have the authority to determine the price, time, terms, and to whom the grants under the Plan are to be made. Additionally, subject to the provisions of the Plan, the Administrators shall have full authority and sole discretion to interpret the Plan, and prescribe and rescind rules and regulations relating to it.

     STOCK OPTIONS. The Options granted under the Plan may be ISOs or NQOs. The price per share of Common Stock subject to an Option (the "Option Price") shall not be less than the fair market value of the Common Stock on the date of the grant of the Option; provided, however, the Option Price of an ISO granted to a participant that owns ten percent or more of the Common Stock shall not be less than 110 percent of the fair market value of the Common Stock on the date of the grant of the ISO.

     SPECIAL PROVISIONS FOR ISOS. Subject to applicable provisions of the Code, ISOs may be granted to any employee of the Company or any Related Corporation. All ISOs shall be granted under the Plan within ten years from the date the Plan was adopted by the Board of Directors, February 24, 1995. No ISO shall be exercisable after the lapse of ten years from the date such ISO is granted; provided, however, if an employee owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, such employee's ISO shall not be exercisable after the lapse of five years from the date such ISO is granted.

     If the recipient of an ISO ceases to be employed by the Company or any Related Corporation other than by reason of death or disability, any ISO granted to such person within the six month period immediately preceding such termination shall be cancelled forthwith. With respect to any ISOs granted more than six months prior to such termination, no further installments of such ISO's shall become exercisable and such ISO shall terminate upon 60 days from the date of such termination, except to the extent such ISO's have be converted into NQOs (as defined in the Plan and summarized below). Upon the death or disability of an optionee, any ISO may be exercised, to the extent of the number of shares with respect to which it could have been exercised on the date of such death or disability, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one year after the death of the optionee.

     SPECIAL PROVISIONS FOR NQOS. Each NQO shall expire on the date specified by the Administrators, but in no event later than ten years from the date of the grant. Subject to longer or shorter vesting periods and termination provisions which the Administrator may impose, 20 percent of the shares under any NQO shall be exercisable in each calendar year following the date of the grant of such NQO.

     SARS. The Administrators may also grant SARs. At the discretion of the Administrators, Options granted under the Plan may be granted in tandem with SARs ("Tandem SARs"), or SARs may be granted independently and not in tandem with any Option ("Naked SARs"). A Tandem SAR is the right of an optionee, without payment to the Company, to receive the excess of the fair market value per share on the date on which such SAR is exercised over the option price per share as provided in the underlying Option. A Tandem SAR pertains to, and is granted and exercisable only in conjunction with, the related underlying Option. A Naked SAR may be granted irrespective of whether the recipient holds, is being granted, or has been granted any Options or Tandem SARs under any stock plan of the Company. Upon exercise, the holder of an SAR is entitled to receive an amount (in cash or shares of Common Stock) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the related Option (with respect to a Tandem
SAR) or the award price (with respect to a Naked SAR). As of April 17, 2000, no SARs had been granted under the Plan.

     UNITS. At the discretion, and upon the terms and conditions determined by the Administrators, performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right, except that such Units shall not be granted in tandem with ISOs under the Plan. The grant of Units may be based upon such factors as changes in the market price for shares of Common Stock, personal performance of the grantee or of his or her division or department or any other factors or criteria set by the Administrators. As of April 17, 2000, no Units had been granted under the Plan.

     PURCHASES. The Plan provides that the Administrators will have discretion to provide directors, officers, employees and consultants of the Company or any Related Corporation with the opportunity to purchase shares of Common Stock. Each such Purchase will be at a purchase price determined by the Administrators on the date of the grant and the Purchase and the shares of Common Stock acquired thereunder will be subject to such restrictions and conditions as the Administrators may, in their discretion, specify. As of April 17, 2000, no rights to make Purchases had been granted under the Plan.

     CHANGE IN CONTROL; ACCELERATION OF VESTING. As a result of, or in anticipation of, a Change of Control (as defined in the Plan), subject to the provisions of the Plan, the Administrators may take, in their sole discretion, any of the following actions with respect to any Stock Right to assure fair and equitable treatment of the grantee thereof: (i) accelerate the time periods for vesting in, or realizing gain from any outstanding Stock Right, (ii) waive conditions or restrictions applicable to Stock Rights, (iii) purchase any outstanding Stock Right made pursuant to the Plan for its equivalent cash value, or (iv) make any adjustments or modifications to outstanding Stock Rights as the Administrators deem appropriate to maintain and protect the rights and interests of the grantee thereof. Additionally, subject to the provisions of the Plan, the Administrators may at any time accelerate the exercisability of any Stock

Right and may waive any restrictions and conditions on Stock Rights to the extent it shall in its sole discretion determine.

     TERMINATION OR AMENDMENT. The Board of Directors, at any time, may terminate or amend the Plan in any respect, except that no amendment shall, without the approval of the shareholders, increase the total number of shares which may be issued under the Plan.

     NON-TRANSFERABILITY OF STOCK RIGHTS. Generally, Stock Rights under the Plan cannot be sold or otherwise transferred except by (i) will or the laws of descent and distribution or (ii) other than with respect to an ISO or SAR, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules thereunder.

     ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND DIVIDENDS. In the event shares of Common Stock are subdivided or combined into a greater or smaller number of shares or if upon a merger, consolidation, reorganization, split-up, liquidation, combination or recapitalization of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, or for other assets (including cash) each grantee of a Stock Right shall be entitled to purchase (or have used for measurement purposes) such number of shares of Common Stock or amount of other securities of the Company or such other corporation, or assets (including cash), as were exchangeable for the number of shares of Common Stock such grantee would have been entitled to purchase subject to any adjustments to reflect such subdivision, combination or exchange. These new, additional or different shares or securities shall be subject to all of the conditions applicable to the Common Stock.

     In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right, each grantee upon exercise of a Stock Right shall be entitled to receive such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, or other consideration as would have been received if he such participant had been the holder of the shares as to which he is exercising his Stock Right at all times between the date of grant of such Stock Rights and the date of its exercise. No adjustments shall be made for dividends paid in cash or in property unless otherwise provided in the instrument evidencing such Stock Right.

FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the effects of federal income taxation upon the recipient and the Company under the Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which a recipient may reside.

     BUSINESS EXPENSE DEDUCTION. Commencing in taxable years beginning on or after January 1, 1994, a publicly held corporation (a corporation with securities required to be registered under Section 12 of the Exchange Act) may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation paid to an executive officer who is the chief executive officer or one of the four other highest paid executive officers in excess of $1 million in any taxable year (the "$1 Million Cap"). Compensation attributable to the exercise of options and other awards granted after February 17, 1993 may be counted in determining whether the $1 Million Cap has been exceeded in any taxable year. Certain performance based compensation may not be subject to the $1 Million Cap. The $1 Million Cap will not apply to compensation received in connection with Stock Rights that were granted prior to 1996

(i.e., the first calendar year immediately following the calendar year in which the Company became publicly held), even though such Options or SARs are exercised after the Company becomes publicly held. Whether (i) the grant of other types of awards under the Plan are subject to the $1 Million Cap, (ii) the $1 Million Cap with respect to such an executive will be exceeded and (iii) whether the Company's deductions for compensation paid in excess of the $1 Million Cap will be denied, will depend on the resolution of various factual and legal issues that cannot be determined with certainty at this time. However, the Company believes that the grants of Stock Rights under the Plan will be excluded from the calculation of the $1 Million Cap and the Company will receive a tax deduction with respect thereto.

     TAX WITHHOLDING. Each recipient of a Stock Right shall, no later than the date as of which the value of the Stock Right or of any Common Stock or other amount received thereunder first becomes includable in the gross income of the recipient for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrators regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Administrators may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Common Stock or any other arrangement satisfactory to the Administrators. The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of the Stock Right.

     NQOS. A NQO granted under the Plan is taxed in accordance with Section 83 of the Code and the regulations issued thereunder. The following general rules are applicable to the holders of such NQOs and to the Company for federal income tax purposes under existing law, based upon the assumptions that (i) the NQOs do not have a readily ascertainable fair market value at the date of the grant, and
(ii) the Common Stock acquired by exercising the NQO is either transferable or not subject to a substantial risk of forfeiture (as defined in the regulations under Section 83 of the Code). Under the Code, a participant receiving a NQO does not recognize taxable income upon the grant of the Option, and the Company is not allowed a business expense deduction by reason of such grant. A participant does, however, recognize ordinary income upon the exercise of a NQO to the extent that the fair market value of the Common Stock on the date of exercise (or, in some cases, a later tax recognition date) exceeds the Option Price.

     In accordance with the regulations under the Code, the Company will require the holder of an Option to pay to the Company an amount sufficient to satisfy the withholding taxes in respect of such compensation income at the time of the exercise of the Option. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the holder of an Option nonetheless will be required to include in income the fair market value of the shares withheld. The Company may deduct for Federal income tax purposes (subject to the $1 Million Cap, if applicable, and subject to satisfying the federal income withholding requirements) an amount equal to the ordinary income so recognized by the participant.

     Upon the subsequent sale of the shares acquired pursuant to a NQO, any gain or loss will be a capital gain or loss in an amount equal to the difference between the amount realized on the sale of the shares and the basis in the shares (i.e., the exercise price plus the amount taxed to the holder of an Option as compensation income). If the holder of an Option holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss. There will be no tax consequences to the Company upon the subsequent sale of shares acquired pursuant to a NQO.

     ISOS. The grant of an ISO or the issuance of shares upon the exercise of an ISO does not result in taxable income to an employee participant if: (1) the participant is a ten percent or less shareholder until the option is exercised; or (2) the per share ISO exercise price is at least 110 percent of the fair market value of the shares at the date of the grant and (ii) the ISO by its terms is not exercisable after the expiration of five years from the date the ISO was granted. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum taxable income for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant's hands.

     The statutory holding period for Common Stock acquired pursuant to the exercise of an ISO is the later of two years from the date the ISO is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the ISO. If the employment and statutory holding period requirements are satisfied, the Company may not claim any Federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise of the ISO. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of Common Stock on the date of exercise (or later tax recognition date) minus the Option Price, and (ii) the amount recognized on disposition minus the Option Price. The Company may deduct for Federal income tax purposes (subject to the $1 Million Cap, if applicable) an amount equal to the ordinary income so recognized by the participant. Any excess of the amount realized by the holder of an Option as the result of a disqualifying disposition over the sum of the (i) exercise price, and (ii) the amount of ordinary income recognized under the above described rules, will be treated as either long-tem or short-tem capital gains, depending upon the time elapsed between receipt and disposition of such shares.

     SARS. No income will be recognized by a holder of an Option, and no deduction will be allowed to the Company upon the grant of a SAR. However, a participant recognizes ordinary income in the year of its exercise or payment an amount equal to the amount of cash received and the fair market value of the Common Stock subject to the SAR (or, in some cases, a later tax recognition date) and the Company may then deduct for Federal income tax purposes (subject to the $1 Million Cap, if applicable and subject to satisfying federal withholding requirements) an amount equal to the ordinary income recognized by the participant. Where the holder of an Option is subject to Section 16(b) of the Exchange Act, ordinary income realized in respect of the exercise of a SAR right settled in stock (or a discretionary payment in stock in cancellation of an Option) may be measured and included in income six months after exercise of cancellation, under rules similar to those described for Restricted Stock. Upon the subsequent sale of shares acquired pursuant to a SAR, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant.

     UNITS. The grantee of a Unit will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any Common Stock issued under the Unit, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Such cash and the fair market value of such stock received with respect to a Unit will generally be included in income by the recipient (and a corresponding deduction will generally be available to the Company) at time of receipt; no income will be recognized by the grantee of a Unit, and no deduction will be allowed to the Company, on the date of grant of a Unit. The capital gain or loss holding period for any Common Stock distributed under a Unit will begin when the recipient recognizes ordinary income in respect of that distribution.

     RESTRICTED STOCK. Common Stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Code), referred to herein as

"Restricted Stock," is subject to special tax rules. If the Common Stock acquired on the exercise of a NQO is Restricted Stock, the amount of income recognized by the holder of an Option generally will be determined as of the time the restrictions on transfer lapse or the substantial risk of forfeiture no longer exists. Officers and directors of the Company who exercise NQOs may receive stock treated as Restricted Stock for this purpose because of certain securities-law rules applicable to such holders of Options. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather to the rules discussed above under "ISOs."

         Under Section 83(b) of the Code, an election is available to the holder of an Option to include in gross income, 30 days after the Restricted Stock is first transferred to the holder of an Option, the amount of any excess of the fair market value (as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. Therefore, no ordinary income will result if the full fair market value at the time of the grant is paid at the time the option is exercised. If this election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, if shares of Restricted Stock for which a Section 83(b) election is in effect are forfeited while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the holder of an Option on the forfeiture, for tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the holder of an Option at the time of the transfer) less any amount realized by the holder of an Option on such forfeiture.

     MINIMUM TAX. In addition to the tax consequences described above, the exercise of ISOs granted under the Plan may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at graduated rates up to 28%) will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption. The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO (i.e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price) is included in the holder of an Option's alternative minimum taxable income for purposes of the minimum tax, subject to the rules of Section 83 of the Code. Thus, if upon exercise of an ISO a holder of an Option receives stock which is not Restricted Stock (as defined above), the bargain element is included in the holder of an Option's alternative minimum taxable income in the year(s) that the restrictions(s) on the stock lapse(s), unless the holder of an Option files a Code Section 83(b) election with the Internal Revenue Service within 30 days of the date of exercise of the ISO and thereby elects to include the bargain element in minimum taxable income in the year of exercise. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

                              AMENDED PLAN BENEFITS
                                 1995 STOCK PLAN

     The grant of Stock Rights is subjected to the discretion of the Administrators. As of the date of this Proxy Statement, there has been no determination by the Administrators with respect to future awards under the Plan. The following sets forth information with respect to the grant of Options to the Named Executives, to all current executive officers as a group and to all other employees as a group during the

1999 fiscal year. The Company has not made any other grants of Stock Rights to directors, officers, employees and/or consultants of the Company.


                    NAME OF                         SECURITIES UNDERLYING      AVERAGE WEIGHTED EXERCISE PRICE
                   INDIVIDUAL                        OPTIONS GRANTED (#)             PER SHARE ($/SHARE)
                   ----------                        ------------------              -------------------

Marvin E. Melson                                             -0-
John W. Lettunich                                            -0-
All current executive officers as a group                   3,500                           $15.25
All current employees as a group                            99,700                          $15.25


                             APPOINTMENT OF AUDITORS
                             (ITEM 3 ON PROXY CARD)

     The Board of Directors of the Company has appointed the firm KPMG, LLP ("KPMG"), to audit the accounts of the Company for the 2000 fiscal year. KPMG has audited the Company's financial statements since 1999. Representatives of KPMG are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     In October 1998, the Audit Committee of the Board of Directors of the Company authorized the engagement of KPMG as the Company's auditor for the 1999 fiscal year. This decision to change accountants was prompted by the ability of KPMG to provide audit services for a recently formed subsidiary of the Company which was established for the purpose of becoming approved as a securities broker dealer. The Audit Committee believed that it would be more efficient to have one firm of independent public accountants provide audit services for the Company and its subsidiaries, rather than have two firms of independent public accountants. The Audit Committee determined that Padgett Stratemann, LLP ("Padgett"), who had served as the Company's independent accountants since 1992, would continue to serve until completion of the audit for the year ended December 31, 1998.

     KPMG entered into an engagement letter with the Company on April 22, 1999 and concurrently with that engagement, the Company, at the direction of the Audit Committee, "dismissed" Padgett as its auditor within the meaning of Item 304(a)(1)(i) of Regulation S-K of the Securities and Exchange Commission. The reports of Padgett on the financial statements for 1997 and 1998 of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee of the Company's Board of Directors participated in and approved the decision to change independent accountants. In connection with its audit for 1997 and 1998 and through April 22, 1999, there were no disagreements with Padgett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Padgett would have caused Padgett to make reference thereto in their report on the financial statements for such years. However, as noted in the Form 10-K/A, filed April 23, 1999, the Company determined to restate its financial statements for 1996, 1997 and 1998 because of an error in the application of an accounting principle related to the reporting of income taxes. Padgett has concurred in the conclusion that there was an error in the prior financial statements regarding this issue. During 1997 and 1998 and through April 22, 1999, there were no reportable events as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

     As stated above, the Company engaged KPMG as its new independent accountants as of April 22, 1999. Such engagement was authorized by the Audit Committee of the Company's Board of Directors on October 15, 1998; however, KPMG recently completed its pre-engagement due diligence and, in connection with such process, made inquiry regarding the issue which resulted in the restatement of earnings. During 1997 and 1998 and through April 22, 1999, the Company had not consulted with KPMG regarding either:

     (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the registrant nor oral advice was provided that KPMG concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

     (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304 (a) (1) (v) of Regulation S-K.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding year. The Board recommends that the shareholders vote FOR approval of the appointment of KPMG as independent auditors of the Company. The affirmative vote of a majority of the shares present and voting at the meeting in person and by proxy is required for approval.

PERFORMANCE GRAPH

         Below is a performance graph comparing the cumulative total shareholder return on National Bancshares Corporation of Texas common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and American Stock Exchange Bank Index.

[GRAPH]


                                                                        PERIOD ENDING
                                          -------------------------------------------------------------------------
INDEX                                        12/31/94    12/31/95    12/31/96   12/31/97     12/31/98     12/31/99
-------------------------------------------------------------------------------------------------------------------
National Bancshares Corp.                      100.00      164.00      192.00     304.00       266.00       238.00
S&P 500                                        100.00      137.58      169.03     225.44       289.79       350.78
SNL AMEX Bank Index                            100.00      146.98      190.04     324.36       337.35       310.54


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received in writing by the Company at its corporate office no later than December 30, 2000. The Company's corporate office is located at 12400 Hwy 281 North, San Antonio, TX 78216.

     The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Corporate Investors Communications, Inc. for a fee of $3,500, plus reimbursement for out-of-pocket expenses. Proxies may be solicited through the mail and through telephonic or telegraphic communication to, or by meeting with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company reimburses such persons for their reasonable expenses.

                                  OTHER MATTERS

     No business other than the matters set forth in this proxy statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

                                     By Order of the Board of Directors,

                                     -----------------------------------
                                     Marvin E. Melson
                                     President and Secretary

Dated: April 19, 2000

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   /X/

1.   Election of Directors
     01 Jay H. Lustig, 02 Marvin E. Melson, 03 H. Gary Blankenship, 04 John W. Lettunich and 05 Charles T. Meeks

                                               For    Withhold     For All
                                               All       All        Except
                                               / /       / /         / /

Except nominee(s) number(s) written below _______________

2.   To approve certain amendments to the 1995 Stock Plan.

                                                     For     Against    Abstain
                                                     / /       / /        / /

3.   Ratify the appointment of KPMG, LLP as independent auditors

                                                     For     Against    Abstain
                                                     / /       / /        / /

4. In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting of any adjournment thereof.


--------------------------------
SIGNATURE OF SHAREHOLDER


--------------------------------
SIGNATURE OF SHAREHOLDER
(if jointly held)


Dated _______________ , 2000


Please complete, sign and return this proxy promptly in the enclosed envelope. Sign exactly as the name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. When shares are held by joint tenants, both should sign. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If shares are registered in more than one name, all holders must sign.

                            - FOLD AND DETACH HERE -

               PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

                              12400 HWY. 281 NORTH

                              SAN ANTONIO, TX 78216

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF NATIONAL BANCSHARES CORPORATION OF TEXAS.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of National Bancshares Corporation of Texas (the "Company") and hereby appoints Jay H. Lustig and Marvin E. Melson, and each of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of Common Stock the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held May 19, 2000, or at any adjournment thereof, and to vote all shares of Common Stock of the Company held by the undersigned and entitled to be voted upon the following matters as indicated on the reverse side.

     This Proxy may be revoked at any time prior to the voting thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals Number 1, Number 2, Number 3 and Number 4.

                (Continued and to be signed on the reverse side.)

                            - FOLD AND DETACH HERE -